EXHIBIT 99.1

Upexi Partners with Crypto-Native Marketing and Design Firm, GMI Digital, to Drive Solana-Focused Strategy

Collaboration to strengthen Upexi’s engagement with both institutional and crypto-native audiences

TAMPA, FL – May 29, 2025 – Upexi, Inc. (NASDAQ: UPXI), a brand owner specializing in the development, manufacturing, and distribution of consumer products with diversification into the cryptocurrency space, today announced that it has selected GMI Digital as its crypto-native marketing and design service provider.

As Upexi advances its Solana-first strategy—offering investors scalable, transparent, and compliant exposure to $SOL—GMI Digital will lead initiatives across brand identity, digital presence, product UX/UI, and social media storytelling. The collaboration aims to sharpen Upexi’s narrative and strengthen its engagement with both institutional and crypto-native audiences.

“As we scale Upexi’s vision to become the premier public company for Solana exposure, it was clear we needed a partner who deeply understands this ecosystem,” said Allan Marshall, CEO of Upexi. “GMI Digital stands out with a rare combination of crypto-native insight and executional excellence across design, product, and marketing. Their expertise makes them an ideal partner to sharpen our messaging strategy and connect with the communities that matter.”

GMI Digital is a full-service crypto-native design and marketing firm that works with protocols, trading firms, and top-tier venture funds to elevate their digital presence, refine product experiences, and scale go-to-market efforts. Headquartered in New Jersey with global operations, GMI supports clients around the world.

“We’re proud to partner with a team that understands both crypto culture and public company communication,” said Emily Readey, Principal and Head of Design at GMI Digital. “At GMI, we collaborate with some of the most ambitious teams in crypto—from early-stage projects to institutional trading desks—across product design, web development, and brand systems. Upexi is building something unique at the intersection of public markets and Solana, and we’re thrilled to help tell that story to the world.”

GMI Digital’s track record mixes technical fluency with sharp design execution and high-impact storytelling. Their design ethos blends clarity, usability, and deep crypto context—skills now fueling GMI’s impact across the industry. Together, Upexi and GMI aim to set a new standard for what a crypto-native public company looks like.

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has entered the Cryptocurrency industry and cash management of assets through a Cryptocurrency Portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow Upexi on X - https://twitter.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/marshall_a22015

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

About GMI Digital

GMI Digital is a crypto-native marketing and design studio headquartered in New Jersey with offices in Barcelona and Como, Italy. The firm serves leading protocols, trading firms, and venture funds across the digital asset ecosystem. From product and brand design to social and UX/UI strategy, GMI helps the next generation of internet-native businesses scale and communicate with confidence.

Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email:brian.rudick@upexi.com

Phone: (216) 347-0473

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254